EXHIBIT 10.6

                       AGREEMENT OF SEPARATION, WAIVER AND
                          RELEASE AND NON-SOLICITATION


         FOR AND IN CONSIDERATION of the mutual promises of the parties to this Agreement of Separation, Waiver and Release and Non-Solicitation (the "Agreement"), the receipt and sufficiency of which are hereby acknowledged, Mr. John W. Crisler (hereinafter referred to as "Employee") and HomeGold Financial, Inc. (hereinafter referred to as to the "Company," and where applicable, including any and all of its corporate affiliates,) agree as follows:

1. The parties agree that Employee's employment with the Company will terminate effective September 1, 2000 (the "Effective Date"). Subject to the performance by Employee of the terms and provisions of this Agreement, the Company hereby agrees to continue to pay Employee his biweekly salary through the close of business on September 1, 2000, less all legally required or authorized deductions.

2. In addition to the compensation provided, the Company agrees to pay Employee on or before ______________, 2000, the sum of Ten Thousand ($10,000) Dollars for Employee's moving expenses.

3. In consideration of the promises made by the Company herein, which Employee acknowledges to exceed anything that the Company had a pre-existing obligation to provide, Employee does hereby for himself and his heirs, estate, personal representatives, successors, and assigns, fully release and discharge the Company and each of its respective agents, employees, representatives, attorneys, directors, officers, stockholders, affiliated corporations, parent or subsidiary corporations, predecessors, successors and assigns, and the successors and assigns of any of the foregoing (the "Released Parties"), of and from any and all grievances, charges, employment contracts, agreements, suits, liabilities, legal actions or claims of any nature whatsoever, whether known or unknown, arising from or related to his employment with or separation from the Company or the Company's employment policies, practices, and benefits, including claims arising under federal, state, or local statute, ordinance, common law, regulation, equity or other source including, but not limited to, any and all claims of age, disability, race, color, sex, national origin, ancestry, religion, or other discrimination or harassment, any claims arising under Title VII of the Civil Rights Acts of 1964, 42 U.S.C. ss. 2000e, et seq.; the Civil Rights Act of 1866, 1871, and 1964, as amended; the Employee Retirement Income Security Act (ERISA), 29 U.S.C. ss.ss. 1001 et seq.; Section 1981 of Title 42 of the U.S. Code; the Americans with Disabilities Act, 29 U.S.C. ss.ss. 12101 et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq.; and the Family and Medical Act, 29 U.S.C. ss.ss. 2601 et seq.; claims arising under the laws of South Carolina or any other state, and claims asserting breach of contract (whether express or implied), promissory estoppel, wrongful termination, defamation, invasion of privacy, injury to credit, outrage, distress, humiliation, loss of standing and prestige, personal injury, loss of

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consortium, tort, or other common law causes of action, or claims for workers'
compensation or other compensation for bodily injury. Employee waives only those rights or claims that arose from events occurring before the date this Agreement is executed. The released claims include, but are not limited to, any claims for back pay, front pay, damages, court costs, attorneys' fees, punitive damages, reinstatement or any other monetary or equitable relief. Employee shall waive any right to, and will not accept, any other remedy obtained through the efforts of any other individual or agency, state or federal, relating to his employment. Employee's return of the above-recited consideration does not entitle him to institute action against the Company. If Employee sues Company in violation of this paragraph, Employee agrees to pay all costs and expenses incurred by the Company in defending the suit, including reasonable attorneys' fees.

4. Company does hereby for itself, its representatives, successors, and assigns, fully release and discharge Employee of and from any and all grievances, charges, employment contracts, agreements, suits, liabilities, legal actions or claims of any nature whatsoever, arising from or related to Employee's employment with or separation from the Company, including claims arising under federal, state, or local statute, ordinance, common law, regulation, equity or other source. Company waives only those rights or claims that arose from events occurring before the Execution Date. If Company sues Employee in violation of this paragraph, Company agrees to pay all costs and expenses incurred by the Employee in defending the suit, including reasonable attorneys' fees.

5. Employee acknowledges and agrees that this Agreement supercedes and replaces all previous agreements and that neither the Company nor any of the Released Parties owes him any wages, benefits, accrued vacation or sick leave, salary, or other compensation in any amount whatsoever other than as expressly agreed to herein. Employee agrees that to the extent that he is otherwise due any such amounts or compensation or expenses of any nature, the Company's obligation to pay these amounts is satisfied and subsumed in full by the compensation set forth above.

6. Employee agrees not to disparage the Company in any way to any person, including but not limited to any customer or potential customer of the Company. Employee also agrees not to make disparaging comments about the Company, its owners, any of its employees, services, products, or policies to any other person (including, without limitation, present or future customers, suppliers or employees of the Company). In addition, Employee agrees to keep confidential, and not disclose to any person, all Confidential Information learned by him while in a relationship with the Company. For purposes of this agreement, Confidential Information includes all information (whether in written form, on electronic media, or oral) about the Company, its finances, prospects, operations, customer lists, price lists, product lists, plans, marketing strategy or trade secrets as defined by the South Carolina Trade Secrets Act.

7. Company agrees not to disparage Employee or his employment with the Company to any third party. Employee is to direct all employment references to the Vice-President of Finance or CFO of the Company in writing, who agrees only to provide

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the following information: dates of employment, position(s) held, and confirmation of the last compensation package (i.e., base salary, bonus, benefits). Employee authorizes the Vice President of Finance or CFO of the Company to inform inquirers that Employee left the Company to pursue other business opportunities.

8. In exchange for the consideration cited above, Employee covenants and agrees:

         a. For a period of 12 months after the Effective Date, he will not, for himself or on behalf of any Third Party, directly or indirectly:

                  i) consult, attempt to hire, or encourage any present employee of the Company to end his/her employment with the Company to accept employment with any Third Party that competes, directly or indirectly, with the Company; or

                  ii) consult, attempt to hire, or encourage any former employee of the Company who has been away from the Company for less than one month to accept employment with any Third Party that competes, directly or indirectly, with the Company.

         b. The parties hereto recognize that irreparable damage will result to the Company in the event of the breach of any of the covenants contained in this paragraph. The parties therefore agree that the Company shall be entitled, in addition to any other remedies or damages available to it under the South Carolina Trade Secrets Act or other statutory or common law, to obtain injunctive relief without bond in order to restrain the violation of such covenants by Employee.

9. This Agreement does not constitute an admission of any wrongdoing by the Company but is a release by Employee of all existing potential claims, whether known or unknown, entered solely for the purpose of resolving any disputes that might exist between the parties.

10. To comply with the Older Workers Benefits Protection Act of 1990, the Company has advised Employee of the legal requirements of this Act and this Agreement fully incorporates those legal requirements by reference and as follows:

         a. This Agreement is written in layman's terms, and Employee hereby represents to the Company that he understands and comprehends its terms;

         b. Employee is hereby advised to, and has had an opportunity to consult with an attorney to review the Agreement prior to executing it;

         c. The Agreement specifically refers to rights and claims arising under the Age Discrimination in Employment Act;

         d. Employee does not waive any rights or claims that result from events occurring after the date the Agreement is executed;
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         e.       Employee hereby acknowledges that he is receiving
                  consideration beyond anything of value to which he already is entitled;

         f. Employee has twenty-one days from his receipt hereof to consider this proposed Agreement. Employee's failure to accept the proposed Agreement by close of business on the twenty-first day following his receipt of the Agreement may be deemed rejection of its terms;

         g. Employee has the right to revoke the Agreement for seven days following his signing of the Agreement, and after the expiration of that seven days the executed Agreement shall be of full validity, force, and effect.

11. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreements, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived except by written instrument signed by the waiving party.

12. Employee hereby represents and warrants that he has not assigned, transferred, or conveyed to any individual or entity any alleged right, claim or cause of action of any kind which is included within the above releases. Employee further represents and warrants that he is aware of no lien or other encumbrance of his rights, claims, and causes of action, and that he is entitled to receive from the Company payment of the full amount of the proceeds due to him under this Agreement.

13. This Agreement was made in, and shall be governed by and enforced under the laws of, the State of South Carolina, without regard to choice of law principles. This Agreement may be enforced only in a court of competent jurisdiction in Greenville County, South Carolina and Employee agrees to submit to jurisdiction in Greenville County, South Carolina whether or not he is then residing in South Carolina. In the event of litigation of any dispute regarding or related to this Agreement, the prevailing party at such litigation shall be liable to the other for all costs and expenses, including, without limitation, reasonable attorney fees and expert witness fees.

         Executed and agreed to on ________________________, 2000 (the
"Execution Date").

        READ CAREFULLY. THIS RELEASE ENDS YOUR CLAIMS AGAINST THE COMPANY


WITNESSES:                                HOMEGOLD FINANCIAL, INC.

_______________________                    By:____________________________
                                           Its:___________________________
                                           EMPLOYEE

_______________________                    _______________________________
                                                    JOHN W. CRISLER